Infinity Property and Casualty Reports Strong Underwriting Results

Birmingham, Alabama – February 5, 2009 – Infinity Property and Casualty Corporation (NASDAQ:  IPCC), a national provider of personal automobile insurance, today reported results for the three and twelve months ended December 31, 2008:

	Three Months Ended December 31,				Twelve Months Ended December 31,
(in millions, except per share amounts and ratios)	2008	2007	% Change		2008	2007	% Change

Gross written premiums	$193.0	$221.5	(12.8)%		$896.9	$1,019.0	(12.0)%
Revenues	$200.1	$267.1	(25.1)%		$930.9	$1,098.2	(15.2)%

Net earnings (loss)	$(11.3)	$18.8	(159.9)%		$19.3	$71.9	(73.2)%
Net earnings (loss) per diluted share	$(0.77)	$1.14	(167.5)%		$1.23	$3.87	(68.2)%

Operating earnings (1)	$25.8	$19.1	35.3%		$71.1	$75.6	(5.9)%
Operating earnings per diluted share (1)	$1.78	$1.16	53.4%		$4.53	$4.06	11.6%

Underwriting income (1)	$30.4	$18.1	68.1%		$69.0	$66.8	3.3%
Combined ratio	86.4%	92.8%	(6.4	) pts	92.5%	93.5%	(1.0	) pts

Return on equity	(8.3)%	12.7%	(21.0	) pts	3.4%	11.4%	(8.0	) pts
Operating earnings return on equity (1)	19.1%	12.9%	6.2	pts	12.6%	11.9%	0.7	pts

Book value per share					$37.14	$37.11	0.1%
Debt to total capital					27.5%	24.9%	2.6	pts

(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

Better than expected underwriting results were more than offset by other-than-temporary impairment charges on securities resulting in a net loss for the fourth quarter of 2008.  Notwithstanding the other-than-temporary impairment charges, Infinity’s capital position remains strong.

Gross written premiums declined 12.8% and 12.0% during the three and twelve months ended December 31 2008, respectively, as compared with the same periods in 2007 primarily from a decline in gross written premiums in California, Florida and Georgia.  Partially offsetting premium declines in these states was premium growth in Illinois, Nevada, and Texas as well as the Commercial Vehicle program.

Earnings and underwriting income for the three and twelve months ended December 31, 2008, included $15.9 million, pre-tax ($0.71 per diluted share after-tax) and $29.4 million, pre-tax ($1.22 per diluted share after-tax), respectively, of favorable development on prior accident year loss and loss adjustment expense reserves compared with $0.9 million, pre-tax ($0.04 per diluted share after-tax) and $13.5 million, pre-tax ($0.47 per diluted share after-tax) of favorable development for the three and twelve months ended December 31, 2007, respectively.

During the three months ended December 31, 2008, Infinity recorded $40.3 million, pretax, ($2.78 per diluted share after-tax) of other-than-temporary impairments on investments, of which $12.3 million were previously recorded as unrealized losses.  During the three months ended December 31, 2007, Infinity recorded other-than-temporary impairments of $1.4 million, pre-tax, ($0.09 per diluted share after-tax).  For the twelve months ended December 31, 2008 and 2007, other-than-temporary impairments recorded were $61.8 million, pre-tax, ($3.94 per diluted share after-tax) and $4.0 million, pre-tax, ($0.22 per diluted share after-tax), respectively.

In determining other-than-temporary impairment charges, Infinity considers the magnitude and length of time a security has been impaired, as well as, the ability and intent to hold the security until its market value fully recovers.  The primary influence of the other-than-temporary charges recorded during the fourth quarter was the length and depth of the current bear market for fixed income and equity securities.

Below is a summary of the other-than-temporary impairment charges recorded during the fourth quarter of 2008 by sector (in millions):

4th Quarter 2008
Impairment
Mortgage-backed, collateralized mortgage obligations and asset-backed securities:
Commercial mortgage-backed securities	$1.4

Collateralized mortgage obligations:
Planned amortization class	4.9
Sequentials	0.9
Whole loans	0.3
Scheduled	0.7
Accretion directed	0.1
Total collateralized mortgage obligations	7.0

Asset-backed securities secured by:
Equipment leases	3.4
Home equity loans	0.4
Total asset-backed securities	3.8

Total mortgage-backed, collateralized mortgage obligations and asset-backed securities	12.3

Corporates:
Investment grade	3.2
Non-investment grade	6.2
Total corporates	9.4

Total fixed maturities	21.7
Equity securities	18.6
Total investment portfolio	$40.3

Note:  Columns may not foot due to rounding

Below is a summary of the unrealized gain (loss) position, pre-tax, as of December 31, 2008 (in millions):

	Book			Fair
	Value	Gains	Losses	Value

U.S. government and agencies:
U.S. government	$159.0	$9.2	$-	$168.3
Government sponsored agencies	33.2	1.7	-	34.9
Total U.S. government and agencies	192.2	10.9	-	203.1

State and municipal	218.0	4.3	(1.7)	220.6

Mortgage-backed, collateralized mortgage obligations and asset-backed securities:
Residential mortgage-backed securities:	129.7	5.3	-	134.9

Commercial mortgage-backed securities	37.8	0.1	(2.3)	35.5

Collateralized mortgage obligations:
Planned amortization class	126.6	0.8	(3.0)	124.4
Sequentials	17.8	-	(1.8)	15.9
Junior	0.7	0.1	-	0.8
Whole loans	12.1	0.3	(0.8)	11.6
Scheduled	3.2	-	-	3.2
Accretion directed	1.7	-	-	1.7
Total collateralized mortgage obligations	162.1	1.2	(5.7)	157.6

Asset-backed securities secured by:
Equipment leases	9.3	-	-	9.3
Home equity loans	7.1	-	-	7.1
Auto loans	4.3	-	(0.3)	4.1
Credit card receivables	1.8	-	(0.1)	1.8
Total asset-backed securities	22.5	-	(0.4)	22.1

Collateralized loan obligations	0.4	-	-	0.4

Total mortgage-backed, collateralized mortgage obligations and asset-backed securities	352.4	6.6	(8.4)	350.6

Corporates:
Investment grade	218.7	3.1	(5.0)	216.8
Non-investment grade	42.8	0.1	(1.8)	41.1
Total corporates	261.5	3.2	(6.8)	257.9

Total fixed maturities	1,024.1	25.0	(16.9)	1,032.2
Equity securities	31.2	-	-	31.2
Total investment portfolio	$1,055.3	$25.0	$(16.9)	$1,063.4

Note:  Columns may not foot due to rounding

2009 Earnings Guidance
Infinity’s initial guidance for 2009, based on fully diluted operating earnings, is $3.25 - $3.75.

Share Repurchase Program
During the fourth quarter of 2008, Infinity repurchased 858,500 shares at an average price, excluding commissions, of $39.63.  Infinity has $41.4 million of capacity left under this repurchase program, which expires December 31, 2009.

Forward-Looking Statements
This press release contains certain statements that may be deemed to be “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions, and projections. Statements that include the words “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements. Examples of such forward-looking statements include statements relating to expectations concerning market conditions, premiums, growth, earnings, investment performance, expected losses, rate changes and loss experience.

Actual results could differ materially from those expected by Infinity depending on: changes in economic conditions and financial markets (including interest rates), the adequacy or accuracy of Infinity’s pricing methodologies, actions of competitors, the approval of requested form and rate changes, judicial and regulatory developments affecting the automobile insurance industry, the outcome of pending litigation against Infinity, weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions), changes in driving patterns and loss trends. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.

Conference Call
The Company will hold a conference call to discuss fourth quarter 2008 results at 11:00 a.m. (ET) today, February 5.   There are two alternative communication modes available to listen to the call. Telephone access will be available by dialing 1-888-679-8033 and providing the confirmation code 31832289.  Please dial 5 to 10 minutes prior to the scheduled start time. A replay of the call will also be available one hour following the completion of the call, at around 1:00 p.m. (ET), and will run until 8:00 p.m. on Thursday, February 12, 2009. To listen to the replay, dial 1-888-286-8010 and provide the confirmation code 70298012.  The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, go to Infinity’s website, http://www.ipacc.com, click on Investor Relations and follow the instructions at the webcast link. The archived webcast will be available on Infinity’s website approximately one hour following the completion of the call and will be available for one year.

Infinity Property and Casualty Corporation
Statement of Earnings
(in millions, except EPS)

	(unaudited) For the Three Months Ended December 31,		(unaudited) For the Twelve Months Ended December 31,

	2008	2007	2008	2007
Revenues:
Earned premiums	$222.9	$250.3	$922.5	$1,031.6
Net investment income	13.7	16.2	58.0	67.4
Net realized losses on investments (1)	(36.6)	(0.1)	(51.4)	(3.1)
Other income	0.0	0.7	1.9	2.4
Total revenues	200.1	267.1	930.9	1,098.2

Costs and Expenses:
Loss and loss adjustment expenses (2)	148.1	178.9	648.4	727.3
Commissions and other underwriting expenses	44.4	53.3	205.0	237.5
Interest expense	2.8	2.8	11.1	11.1
Corporate general and administrative expenses	1.4	1.7	7.0	7.8
Restructuring charge	0.3	0.6	0.8	1.7
Other expenses	0.6	2.5	4.6	4.2
Total costs and expenses	197.7	239.8	876.8	989.5

Earnings before income taxes	2.4	27.3	54.1	108.7
Provision for income taxes	13.6	8.4	34.8	36.8
Net (loss) earnings	$(11.3)	$18.8	$19.3	$71.9

Net (loss) earnings per common share:
Basic	$(0.79)	$1.16	$1.25	$3.91
Diluted	$(0.77)	$1.14	$1.23	$3.87

Average number of common shares:
Basic	14.303	16.248	15.452	18.390
Diluted	14.530	16.464	15.680	18.605

Cash dividends per common share	$0.11	$0.09	$0.44	$0.36

Note:  Columns may not foot due to rounding

Notes:
(1)
Net realized losses on investments for the three and twelve months ended December 31, 2008, include $40.3 million and $61.8 million, respectively, of other-than-temporary impairment charges on investments.

Net realized losses on investments for the three and twelve months ended December 31, 2007, include $1.4 million and $4.0 million, respectively, of other-than-temporary impairment charges on investments.

(2)
Loss and loss adjustment expenses for the three and twelve months ended December 31, 2008, include $15.9 million and $29.4 million, pre-tax, of favorable development on prior accident year loss and loss adjustment expense reserves, respectively.

Loss and loss adjustment expenses for the three and twelve months ended December 31, 2007, include $0.9 million and $13.5 million, pre-tax, of favorable development on prior accident year loss and loss adjustment expense reserves, respectively.

Infinity Property and Casualty Corporation
Condensed Balance Sheet
(in millions, except book value per share)

	For the Period Ended
	December 31, 2008 (unaudited)	September 30, 2008 (unaudited)	December 31, 2007 (audited)
Assets:
Investments:
Fixed maturities, at fair value	$1,032.2	$1,123.9	$1,226.8
Equity securities, at fair value	31.2	41.1	49.7
Total investments	1,063.4	1,165.0	1,276.5
Cash and cash equivalents	112.8	79.0	46.8
Accrued investment income	11.0	11.1	13.4
Agents’ balances and premiums receivable	298.4	326.4	334.0
Prepaid reinsurance premiums	1.4	1.4	1.8
Recoverables from reinsurers	23.4	24.0	29.5
Deferred policy acquisition costs	70.1	75.9	75.8
Current and deferred income taxes	20.9	37.4	31.8
Receivable for securities sold	-	11.7	0.6
Prepaid expenses, deferred charges and other assets	43.8	40.5	31.1
Goodwill	75.3	75.3	75.3
Total assets	$1,720.6	$1,847.5	$1,916.6

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$544.8	$576.1	$618.4
Unearned premiums	380.4	412.1	411.2
Payable to reinsurers	0.7	0.2	0.2
Long-term debt	199.6	199.5	199.5
Commissions payable	22.6	24.7	26.9
Payable for securities purchased	0.3	31.8	2.1
Accounts payable, accrued expenses and other liabilities	47.0	47.4	57.0
Total liabilities	1,195.3	1,291.8	1,315.4

Shareholders’ Equity:
Common stock	21.0	21.0	20.9
Additional paid-in capital	341.9	341.8	340.2
Retained earnings (1)	439.1	451.9	426.6
Other comprehensive income (loss)	6.0	(10.4)	8.4
Treasury stock, at cost (2)	(282.6)	(248.5)	(194.9)
Total shareholders’ equity	525.3	555.7	601.2
Total liabilities and shareholders’ equity	$1,720.6	$1,847.5	$1,916.6

Shares outstanding	14.146	15.000	16.200
Book value per share	$37.14	$37.05	$37.11
Note:  Columns may not foot due to rounding

Notes:
(1)
The change in retained earnings from September 30, 2008 is a result of a net loss of $11.3 million less shareholder dividends of $1.6 million.  The change in retained earnings from December 31, 2007 is a result of net earnings of $19.3 million less shareholder dividends of $6.8 million.

(2)
Infinity repurchased 858,500 common shares during the fourth quarter of 2008 at an average per share price, excluding commissions, of $39.63.  Infinity repurchased 2,087,900 common shares during the twelve months ended December 31, 2008 at an average per share price, excluding commissions, of $41.97.

Definitions of Non-GAAP Financial and Operating Measures

Operating earnings are defined as net earnings, before realized gains and losses and the cumulative effect of a change in accounting principle, after tax.  Infinity reports this non-GAAP measure because realized gains and losses can be volatile and because it is a measure used often by investors in evaluating insurance companies.  Net earnings are the most comparable GAAP measure.

Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid.  It is calculated by deducting loss and loss adjustment expenses and underwriting expenses from premiums earned.  Infinity reports this non-GAAP measure to show profitability before inclusion of investment income or taxes and because it is a measure used often by investors in evaluating insurance companies.  Net earnings are the most comparable GAAP measure.

Below is a schedule that reconciles operating earnings and underwriting income, both non-GAAP measures, to net earnings:

	(unaudited) For the Three Months Ended December 31,		(unaudited) For the Twelve Months Ended December 31,

(in millions, except EPS)	2008	2007	2008	2007

Earned premiums	$222.9	$250.3	$922.5	$1,031.6
Loss and loss adjustment expenses	(148.1)	(178.9)	(648.4)	(727.3)
Commissions and other underwriting expenses	(44.4)	(53.3)	(205.0)	(237.5)

Underwriting income	30.4	18.1	69.0	66.8

Net investment income	13.7	16.2	58.0	67.4
Other income	0.0	0.7	1.9	2.4
Interest expense	(2.8)	(2.8)	(11.1)	(11.1)
Corporate general and administrative expenses	(1.4)	(1.7)	(7.0)	(7.8)
Restructuring charge	(0.3)	(0.6)	(0.8)	(1.7)
Other expenses	(0.6)	(2.5)	(4.6)	(4.2)

Pre-tax operating earnings	39.0	27.3	105.5	111.8

Provision for income taxes	(13.2)	(8.3)	(34.4)	(36.2)

Operating earnings, after-tax	25.8	19.1	71.1	75.6

Net realized losses on investments, pre-tax	(36.6)	(0.1)	(51.4)	(3.1)
Provision for income taxes	12.8	0.0	18.0	1.1
Increase in provision for tax valuation allowance	(13.3)	(0.2)	(18.4)	(1.6)
Net realized losses on investments, net of tax	(37.1)	(0.3)	(51.8)	(3.6)

Net (loss) earnings	$(11.3)	$18.8	$19.3	$71.9

Operating earnings per share – diluted	$1.78	$1.16	$4.53	$4.06
Net realized losses on investments, net of tax	(1.64)	(0.01)	(2.12)	(0.10)
Increase in provision for tax valuation allowance	(0.91)	(0.01)	(1.18)	(0.09)
Net (loss) earnings per share - diluted	$(0.77)	$1.14	$1.23	$3.87

Note: Columns may not foot due to rounding

Infinity also makes available an investor supplement on our website.  To access the supplemental financial information, go to www.ipacc.com and click on “Investor Relations” followed by “Quarterly Reports”.

Source:	Infinity Property & Casualty Corporation

Contact:	Amy Jordan
AVP, Investor Relations
(205) 803-8186
amy.jordan@ipacc.com